Exhibit 21.1

SUBSIDIARIES OF POST HOLDINGS, INC.
(as of November 1, 2025)

Name	Jurisdiction of Incorporation/Formation
8th Avenue Food & Provisions, Inc.	Missouri
Agricore United Holdings Inc.	Delaware
Alpen Food Company South Africa (Pty) Limited*	South Africa
American Blanching Company, LLC	Georgia
Also Doing Business As:
Golden Boy Fitzgerald
Animated Brands Holding, LLC	Delaware
Animated Brands, LLC	Delaware
Attune Foods, LLC	Delaware
BE Partner LLC	Ohio
BEF Foods, Inc.	Ohio
Also Doing Business As:
Bob Evans Foods
BEF Management, Inc.	Ohio
BEF Restaurant Services LLC	Ohio
Bob Evans Core, LLC*	Delaware
Bob Evans Express, LLC	Ohio
Also Doing Business As:
BE Express
Bob Evans Farms, Inc.	Delaware
Bob Evans Farms, LLC	Ohio
Bob Evans Holding, Inc.	Ohio
Bob Evans Transportation Company, LLC	Ohio
Bright Future Foods, LLC	Delaware
Casa Trucking, Inc.	Minnesota
Comet Processing, Inc.	Delaware
Crystal Farms Dairy Company	Minnesota
Also Doing Business As:
Crystal Farms Refrigerated Distribution Company
Dakota Growers Pasta Company, Inc.	North Dakota
Deeside Cereals I DB Pension Ltd	United Kingdom
Deeside Cereals I Ltd	United Kingdom
Depot 1881, LLC	Minnesota
DNA Dreamfields Company, LLC	Ohio
Also Doing Business As:
Dreamfields Foods
Golden Boy Foods Ltd.	Ontario
Golden Boy Foods USA, Inc.	Delaware
Golden Boy Nut Company, LLC	Delaware
Golden Nut Company (USA), LLC	Washington
Henningsen Foods, Inc.	New York
* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.

Name	Jurisdiction of Incorporation/Formation
Impact Real Properties, LLC	Delaware
Kettle Creations, LLC	Ohio
Lacka Foods Limited	United Kingdom
M. G. Waldbaum Company	Nebraska
Also Doing Business As:
Abbotsford Farms
Michael Foods Egg Products Company
MCafe Holding, LLC	Delaware
Melck Street Management (Pty) Ltd.	South Africa
MFI Holding Corporation	Delaware
MFI International, Inc.	Minnesota
Michael Foods Group, Inc.	Delaware
Michael Foods of Delaware, Inc.	Delaware
Michael Foods Southwest Co.	Delaware
Michael Foods, Inc.	Delaware
Also Doing Business As:
Comet Processing
MOM Brands Company, LLC	Minnesota
Also Doing Business As:
Post Consumer Brands
MOM Brands Sales, LLC	Minnesota
Also Doing Business As:
Post Consumer Brands
National Pasteurized Eggs, Inc.	Delaware
Also Doing Business As:
National Pasteurized Eggs, Inc. of Delaware
National Pasteurized Eggs, LLC	Illinois
Northern Star Co.	Minnesota
Also Doing Business As:
Farm Fresh Foods
Papetti’s Hygrade Egg Products, Inc.	Minnesota
Also Doing Business As:
Michael Foods Egg Products Company
PCB Battle Creek, LLC	Delaware
PH Sub, Inc.	Missouri
PHI Canada Holding Corp.	Delaware
Pineland Farms Potato Company, Inc.	Maine
Post Brands Pet Care, LLC	Delaware
Also Doing Business As:
For All Tails
Perfection Pet Foods
Post Consumer Brands Canada, Inc.	British Columbia
Post Consumer Brands, LLC	Delaware
Also Doing Business As:
Animated Brands, LLC
Three Sisters Cereal

* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.

Name	Jurisdiction of Incorporation/Formation
Post Foods Canada Inc.	British Columbia
Also Doing Business As:
For All Tails
Post Foods, LLC	Delaware
Also Doing Business As:
Post Consumer Brands
Potato Products of Idaho, L.L.C.	Idaho
Primo Piatto, LLC	Minnesota
Rigby Foods, Inc.	Delaware
Rigby Potatoes, LLC	Delaware
Ryecroft Foods Limited	United Kingdom
Weetabix Company, LLC	Delaware
Weetabix East Africa Limited*	Kenya
Weetabix Food Trading (Shanghai) Co., Ltd.	China
Weetabix GmbH	Germany
Weetabix Iberica SL	Spain
Weetabix Limited	United Kingdom
Weetabix MEA FZE	United Arab Emirates
Weetabix Trustee Limited	United Kingdom
Westminster Acquisition Limited	United Kingdom
Westminster U.K. Holdings Limited	United Kingdom
Westminster US Holding Company	Delaware
* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.